Pursuant to 17 CFR 229.601(b)(10)(iv), confidential information (indicated by [***]) has been omitted from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of September 25, 2019 (the “Effective Date”), is made by and among Amryt Pharma Holdings Plc (to be renamed Amryt Pharma plc), a company incorporated under the laws of England and Wales with the registered number 12107859 and registered address at Dept 920a, 196 High Road, London, N22 8HH (the “Company”), Highbridge MSF International Ltd., an exempted company incorporated under the laws of the Cayman Islands (“MSF”), Highbridge Tactical Credit Master Fund, L.P. (previously known as 1992 Tactical Credit Master Fund, L.P.), an exempted limited partnership organized under the laws of the Cayman Islands (“Tactical Credit Master Fund”) and Highbridge SCF Special Situations SPV, L.P., an exempted limited partnership formed under the laws of the Cayman Islands, (together with MSF and Tactical Credit Master Fund, “Highbridge”), Athyrium Opportunities II Acquisition 2 LP, a limited partnership formed under the laws of Delaware (“Athyrium II”), and Athyrium Opportunities III Acquisition 2 LP, a limited partnership formed under the laws of Delaware (together with Athyrium II, “Athyrium”, and together with Highbridge, the “Current Shareholders”), and any other Person who becomes a party to this Agreement pursuant to the provisions hereof (together with the Current Shareholders, each, individually, a “Shareholder” and, collectively, the “Shareholders”).

WHEREAS, Aegerion Pharmaceuticals, Inc., a Delaware corporation, the Company and the Current Shareholders entered into that certain Restructuring Support Agreement, dated as of May 20, 2019 (the “Restructuring Support Agreement”); and

WHEREAS, in connection with the Restructuring Support Agreement and the transactions contemplated thereby, the Company and each of the Shareholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to the affairs of the Company and the capital stock held by the Shareholders.

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.           Definitions; Rules of Construction.

(a)           For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to it in this Section 1:

“Affiliate” means as to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, including any Person advised by investment advisers under common control or any fund or account managed or advised by any Person, provided, however, that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any of the Shareholders (and vice versa). For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” means this Registration Rights Agreement, as originally executed and as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“AIM” means the Alternative Investment Market of the London Stock Exchange.

“AIM Rules” means the AIM Rules for Companies in force from time to time.

“Articles” means the articles of association of the Company from time to time.

“Athyrium” – as defined in the Preamble.

“Athyrium Directors” means the Directors designated for nomination to the Board by Athyrium in accordance with the terms of the Plan Funding Agreement.

“Athyrium II” – as defined in the Preamble.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day in New York, London or Dublin on which banking institutions are authorized by law or regulations to close.

“Chairman” – as defined in Section 4(a).

“Companies Act” means The Companies Act 2006, as amended

“Company” – as defined in the Preamble.

“Company Directors” means the chief executive officer of the Company together with the directors designated for nomination to the Board by the chief executive officer of the Company in accordance with the terms of the Plan Funding Agreement.

“Current Shareholders” – as defined in the Preamble.

“Damages” – as defined in Section 3(i)(i).

“Demand Notice” – as defined in Section 3(a)(ii).

“Director” – as defined in Section 4(a)(i).

“Effective Date” – as defined in the Preamble.

“Euronext” means the Euronext Growth Market of Euronext Dublin.

“Euronext Advisor” means the nominated adviser from time to time of the Company for the purposes of the Euronext Rules.

“Euronext Rules” means the Euronext Growth Rules for Companies in force from time to time.

“Governmental Authority” means any regional, federal, state or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, political subdivision or other governmental authority or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.

“Highbridge” – as defined in the Preamble.

“Highbridge Directors” means the Directors designated for nomination to the Board by Highbridge in accordance with the terms of the Plan Funding Agreement.

“Independent” means a person who has been proposed as a Director of the Company who satisfies the criteria of an ‘independent director’ for the purposes of the NASDAQ Stock Market standards and the Quoted Companies Alliance corporate governance code.

“Initiating Holders” means, collectively, Shareholders who properly initiate a registration request under this Agreement.

“Maximum Offering Size” – as defined in Section 3(d)(ii).

“NOMAD” means the nominated adviser from time to time of the Company for the purposes of the AIM Rules.

“Ordinary Shares” means the ordinary shares of £0.01 each and the American Depositary Shares representing such shares in the share capital of the Company.

“Permitted Transfer” means one or more Transfers by a Shareholder made (a) to another Shareholder or (b) to one of its Affiliates. In addition, “Permitted Transfer” shall include one or more Transfers from a Person receiving Shares pursuant to the prior sentence to the Shareholder who originally transferred such Shares to such recipient.

“Permitted Transferee” means a Transferee receiving Shares pursuant to a Transfer made in accordance with the definition of Permitted Transfer.

“Person” means an individual, a company, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary, any other legal entity, and any Governmental Authority.

“Piggyback Registration” – as defined in Section 3(b)(i).

“Plan Funding Agreement” means the plan funding agreement entered into between the Amryt Pharma PLC and Aegerion Pharmaceuticals, Inc, dated as of May 20, 2019.

“Public Offering” means any offering by the Company of its Ordinary Shares to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect (other than any registration statement on Form S-8 or Form F-4 or any successor forms thereto).

“Registrable Securities” means, at any time, any Shares until (a) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement, (b) such Shares are sold by such Shareholder under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (c) such Shares may be resold without subsequent registration under the Securities Act in a single transaction under Rule 144 without regard to the volume, manner of sale and other requirements under Rule 144 applicable to an “affiliate” (as defined in Rule 144) of the Company and the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing any legend.

“Registration Expenses” – as defined in Section 3(g).

“Restructuring Support Agreement” – as defined in the Recitals.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, as the same shall be in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Shareholder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 3(g).

“Selling Shareholder Counsel” – as defined in Section 3(g).

“Shares” means all Ordinary Shares held by any Shareholder that is a party to this Agreement, whether now owned or hereafter acquired, including Ordinary Shares issued upon (i) conversion of those certain Convertible Senior Notes issued by the Company or (ii) exercise of any warrants issued by the Company.

“Shareholder(s)” – as defined in the Preamble.

“Shareholder Directors” means the Highbridge Directors and the Athyrium Directors, collectively.

“Subsidiary” means as to a Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Tactical Credit Master Fund” – as defined in the Preamble.

“Transaction Documents” means this Agreement, the Restructuring Support Agreement, the Plan Funding Agreement, the Voting Support Agreement, dated as of May 20, 2019, by and among certain stockholders of the Company, that certain Debtors’ Joint Chapter 11 Plan, dated as of May 20, and each other contract, exhibit, schedule, certificate and other document being delivered pursuant to, or in furtherance of the transactions contemplated by, this Agreement, the Restructuring Support Agreement or the Plan Funding Agreement.

“Transfer” means the direct or indirect (whether by act, omission or operation of law), sale, exchange, transfer, hypothecation, negotiation, gift, conveyance in trust, pledge, assignment, encumbrance, or other disposal of Ordinary Shares, or the assignment for the benefit of creditors, attachment, levy or other seizure by any creditor (whether or not pursuant to judicial process) of Ordinary Shares, or the passage or distribution of Ordinary Shares under judicial order or legal process.

“Transferee” means a Person to whom Ordinary Shares are Transferred.

(b)           The following provisions shall be applied wherever appropriate herein:

(i)          for purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. All terms defined herein in the singular shall have the same meaning when used in the plural; all terms defined herein in the plural shall have the same meaning when used in the singular;

(ii)         with regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement;

(iii)        all references herein to Sections, subsections, paragraphs, subparagraphs and clauses shall be deemed references to such parts of this Agreement, unless the context shall otherwise require;

(iv)       all pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require;

(v)        the words “include” and “including” and variations thereof shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words “without limitation”;

(vi)       when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day;

(vii)      any accounting terms not specifically defined herein shall be construed in accordance with International Financial Reporting Standards as adopted by the European Union;

(viii)     the Exhibits and Schedules, if any, attached hereto are incorporated herein by reference and shall be considered part of this Agreement;

(ix)        any consent or approval rights of the Board or the Company contained herein shall be exercised in the sole and absolute discretion of the Board or the Company, as applicable, unless otherwise expressly set forth herein; and

(x)         all references to $, currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars.

Section 2.           Transfers. No person to whom a Shareholder transfers any Ordinary Shares shall be entitled to the rights and powers of this Agreement unless such Transferee is a Permitted Transferee, in which case such Permitted Transferee shall have all rights and powers, and shall be subject to the restrictions and liabilities, of a Shareholder under this Agreement. No Permitted Transfer may be made unless the Permitted Transferee agrees in writing to be bound by the provisions of this Agreement as though it were a Shareholder hereunder.

Section 3.           Registration Rights. The Company covenants and agrees as follows:

(a)           Listing; Demand Registration.

(i)         The Company shall make application to the NASDAQ Stock Market for the listing of the Ordinary Shares (including the Shares) and use all reasonable best efforts to cause such Ordinary Shares to be approved for listing on the NASDAQ Stock Market within ninety (90) days from the Effective Date; provided, that if, despite the Company’s reasonable best efforts, the Company is not listed on the NASDAQ Stock Market within such ninety (90) day period, the Company shall continue to use all reasonable best efforts to cause the Ordinary Shares to be listed on the NASDAQ Stock Market.

(ii)        Beginning on the first date after the date on which the Ordinary Shares are approved for listing on the NASDAQ Stock Market, if at any time the Company receives a written request from Initiating Holders of at least [***] of the aggregate amount of Registrable Securities then outstanding that the Company file a registration statement under the Securities Act with respect to a specified amount of Registrable Securities held by such Initiating Holders, the Company shall (i) within [***] after the date such request is given, give notice thereof (the “Demand Notice”) to all Shareholders other than the Initiating Holders, after which such Shareholders shall have [***] from the date of the Demand Notice to request by written notice that a specified amount of Registrable Securities be included in any such registration statement; and (ii) as soon as practicable, and in any event within [***] after the date on which such request by the Initiating Holders is received, file a registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by such Initiating Holders and any other Shareholders, and in each case, subject to the limitations of Section 3(b)(ii) and Section 3(d).

(iii)       Notwithstanding the foregoing obligations, if the Company furnishes to Initiating Holders requesting a registration pursuant to this Section 3(a) a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective because such action would (i) materially interfere with a significant acquisition, contemplated financing, corporate reorganization, merger or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; (iii) render the Company unable to comply with requirements under the Securities Act, Exchange Act, rules of the NASDAQ Stock Market, AIM or Euronext; or (iv) otherwise have a material adverse effect on the Company, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than [***] after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any Ordinary Shares for its own account or that of any other Shareholder during such [***] period.

(iv)       The Company shall not be required to cause more than two (2) registrations pursuant to Section 3(a)(ii) to be effected within any twelve (12) month period.

(v)        The Company shall be liable for and pay all Registration Expenses in connection with any demand registration.

(vi)       A registration shall not be counted as “effected” for purposes of this Section 3(a) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration and forfeit their right to one demand registration statement, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this

Section 3(a); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 3(a)(iii), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 3(a).

(b)           Piggyback Registration.

(i)         If the Company proposes to register any Ordinary Shares under the Securities Act (other than a registration on Form S-8, F-4 or any successor forms, relating to securities of the Company issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company, in connection with a direct or indirect acquisition by the Company of another Person, or pursuant to Section 3(a) hereof), whether or not for sale for its own account, the Company shall each such time give prompt notice at least ten (10) Business Days prior to the anticipated filing date of the registration statement to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 3(b)(i) and shall offer such Shareholder the opportunity to include in such registration statement the amount of Registrable Securities of the same class or series as those proposed to be registered that such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 3(b)(ii), Upon the request of any such Shareholder made within five (5) Business Days after the receipt of notice from the Company (which request shall specify the amount of Registrable Securities to be registered), the Company shall use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities so requested to register by all such Shareholders; provided that (A) if such registration involves a Public Offering, all such Shareholders must sell their Registrable Securities to the underwriter(s) selected on the same terms and conditions as apply to the Company, and (B) if, at any time after giving notice of its intention to register any Ordinary Shares pursuant to this Section 3(b)(1) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Ordinary Shares, the Company shall give notice to all Shareholders and, thereupon, shall be relieved of its obligation to use reasonable best efforts to register any Registrable Securities. No registration effected under this Section 3(b) shall relieve the Company of its obligations to effect a demand registration to the extent required by Section 3(a). The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(ii)        If a Piggyback Registration involves a Public Offering (other than any demand registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 3(d)(i) shall apply) and the underwriter(s) advise the Company that, in its view, the number of Ordinary Shares of the Company that the Company and the selling Shareholders intend to include in such registration exceeds the Maximum Offering Size (as defined below), the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

A.         first, so much of the Ordinary Shares of the Company proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

B.       second, to the extent the Maximum Offering Size exceeds the amount of shares included pursuant to Section 3(b)(ii)A, all Registrable Securities requested to be included in such registration by any Shareholder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Shareholder); and

C.       third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

(c)           Underwriting Requirements.

(i)        If, pursuant to Section 3(a), the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3(a), and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Shareholder to include such Shareholder’s Registrable Securities in such registration shall be conditioned upon such Shareholder’s participation in such underwriting and the inclusion of such Shareholder’s Registrable Securities in the underwriting to the extent provided herein. All Shareholders proposing to distribute their Shares through such underwriting shall (together with the Company as provided in Section 3(d)(v)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 3(c) if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Shareholder or in such other proportion as shall mutually be agreed to by all such selling Shareholders; provided, however, that the number of Registrable Securities held by the Shareholders to be included in such underwriting shall not be reduced unless all other Shares are first entirely excluded from the underwriting.

(ii)       In connection with any offering involving an underwriting of shares of the Company pursuant to Section 3(b), the Company shall not be required to include any of the Shareholders’ Registrable Securities in such underwriting unless the Shareholders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of Registrable Securities requested by the Shareholder to be included in such offering causes the total amount of Ordinary Shares included in the offering to exceed the amount that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only the amount of Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering (the “Maximum Offering Size”). If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Shareholders in accordance with the priority listed below, up to the Maximum Offering Size:

A.       first, all Registrable Securities requested to be registered by the selling Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata on the basis of the relative number of Registrable Securities, or Ordinary Shares, as applicable, so requested to be included in such registration); and

B.       second, any Ordinary Shares proposed to be registered for the account of the Company or any other Persons with such priorities among them as the Company shall determine.

(d)          Obligations of the Company. When ever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible: prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (A) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Shareholder refrains, at the request of an underwriter of Ordinary Shares of the Company, from selling any Shares included in such registration, and (B) in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred eighty (180) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(ii)          prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all Ordinary Shares covered by such registration statement;

(iii)         furnish to the selling Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as such Shareholders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(iv)         use its commercially reasonable efforts to register and qualify the Ordinary Shares covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Shareholders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v)          in the event of any underwritten Public Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(vi)        use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(vii)       provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(viii)       promptly make available for inspection by the selling Shareholders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or other agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(ix)         notify each selling Shareholder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(x)          after such registration statement becomes effective, notify each selling Shareholders of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a Public Offering shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-l of the Exchange Act.

(e)          Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Shareholders that such Shareholders shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Ordinary Shares as is reasonably required to effect the registration of such Shareholder’s Registrable Securities.

(f)         Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 3, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company (such expenses, “Registration Expenses”); and the reasonable fees and disbursements of one counsel for the selling Shareholders (“Selling Shareholder Counsel”), shall be borne and paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 3 shall be borne and paid by the Shareholders pro rata on the basis of the number of Registrable Securities registered on their behalf.

(g)        Delay of Registration. No Shareholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

(h)        Indemnification. If any Registrable Securities are included in a registration statement under this Section 3:

(i)         The Company will indemnify and hold harmless each selling Shareholder, and the partners, members, officers, directors, and shareholders of each such Shareholder; legal counsel and accountants for each such Shareholder; any underwriter (as defined in the Securities Act) for each such Shareholder; and each Person, if any, who controls such Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”), caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such selling Shareholder or on such Shareholder’s behalf expressly for use therein; provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this Section 3(h)(i) shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such selling Shareholder and it was the responsibility of such selling Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages. The Company also agrees to indemnify any underwriter(s) of the Registrable Securities, their officers and directors and each Person who controls such underwriter(s) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the selling Shareholders provided in this Section 3(h)(i).

(ii)        Each selling Shareholder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed any registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Shareholders selling Shares in any registration statement, and any controlling Person of any such underwriter or other Shareholder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Shareholder, but only (i) with respect to information furnished in writing by such selling Shareholder or on such selling Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such selling Shareholder to provide such Person with a current copy of the prospectus (or such amended or. supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

(iii)       Promptly after receipt by an indemnified party under this Section 3(h) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3(h), give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(iv)       To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 3(h) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 3(h) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 3(h), then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Shareholder will be required to contribute any amount in excess of the proceeds from the offering received by such Shareholder (net of any Selling Expenses paid by such Shareholder) (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Shareholder’s liability pursuant to this Section 3(h)(iv), when combined with the amounts paid or payable by such Shareholder pursuant to Section 3(h)(ii), exceed the proceeds from the offering received by such Shareholder (net of any Selling Expenses paid by such Shareholder), except in the case of willful misconduct or fraud by such Shareholder.

(v)        Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(vi)       Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Shareholders under this Section 3(h) shall survive the completion of any offering of Registrable Securities in a registration under this Section 3, and otherwise shall survive the termination of this Agreement.

(i)         Reports Under Exchange Act. With a view to making available to the Shareholders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell Shares of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall:

(i)        make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(ii)        use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(iii)       furnish to any Shareholder, so long as the Shareholder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose Shares may be resold pursuant to Form F-3 and (ii) such other information as may be reasonably requested in availing any Shareholder of any rule or regulation of the SEC that permits the selling of any such Shares without registration or pursuant to Form F-3.

(j)         Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Shareholders holding at least forty-five percent (45%) of the Registrable Securities then outstanding, enter into any agreement with any Shareholder or prospective holder of any Ordinary Shares of the Company that would provide to such holder or prospective holder the right to include Ordinary Shares in any registration on other than either (i) a pro rata basis with respect to the Registrable Securities or (ii) on a subordinate basis after all Shareholders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include.

Section 4.      Board of Directors.

(a)        Composition of the Board; Vacancies; Removal; Nominations.

 (i)         The initial Board of the Company shall be constituted in accordance with the terms of the Plan Funding Agreement, comprising: (A) one non-independent executive director, being Joe Wiley as the chief executive officer; (B) one independent Chairman proposed by the Company; (C) one independent director proposed by the Company; (D) two independent directors proposed by Highbridge; (E) one independent director proposed by Athyrium; and (F) one non-independent director proposed by Athyrium (the “Shareholder Representative”). All directors proposed must be mutually agreed by the parties prior to appointment. Highbridge may subsequently select a non-independent director, to replace one of its independent appointments, subject to the shareholding requirements noted below in which case this director shall also be a “Shareholder Representative” under this Agreement.

 (ii)        The chief executive officer, as at Effective Date, shall be Joe Wiley and he shall continue as the chief executive officer of the Company for not less than the two (2) years after the Closing (as defined in the Plan Funding Agreement), unless he (A) resigns, (B) is otherwise removed from the position by a vote of a majority of the Board, which majority vote must include the vote of at least one director appointed pursuant to

Section 4(a)(i)(B) or Section 4(a)(i)(C), or (C) is removed for Cause (as defined in his Employment Agreement).

(iii)       The Board so constituted as described in Section 4(a)(i) shall be subject to compulsory retirement and put for re-election at the annual general meeting of the Company which is first held at least twenty-four (24) months after Closing occurs under the Plan Funding Agreement, and thereafter the composition of the Board shall be determined in accordance with the Articles, the Companies Act and/or applicable law, subject to the remainder of this Section 4(a).

(iv)       The number of Directors serving on the Board at any time shall be limited by the Articles to a maximum of seven (7), unless determined otherwise by special resolution of the Company.

(v)        For so long as Athyrium (including all of its Affiliates) continue to hold at least ten percent (10%) of the outstanding Ordinary Shares of the Company, or for so long as Highbridge (including all of its Affiliates) continue to hold at least ten percent (10%) of the outstanding Ordinary Shares of the Company, Athyrium or Highbridge as the case may be (and only Athyrium or Highbridge) shall be entitled to nominate any replacement of their respective Shareholder Representatives following the retirement (whether by rotation or otherwise) or resignation of the Shareholder Representative, and the Board shall appoint such replacement to serve as a Director until the next planned shareholders general meeting where such Director shall resign and his or her appointment to the Board shall then be subject to approval by a general resolution of the shareholders of the Company.

(vi)       Other than any Shareholder Representative subject to Section 4(a)(v), all other Directors of the Company shall hold office subject to the Articles of association of the Company, and shall be required to retire, entitled to resign, and entitled to be nominated for re-election, in accordance therewith.

(b)       Appointment Process.

(i)         For so long as the Company is listed on AIM and/or Euronext, each person proposed for appointment as a Director shall, as a condition to his or her appointment, be required to provide the NOMAD and/or the Euronext Advisor (as applicable) with such information and certifications as the NOMAD and/or the Euronext Advisor may reasonably require to enable them to satisfy themselves as to the suitability of such person to serve as a director of a company listed on AIM and/or Euronext.

(ii)       Any nomination for appointment or reappointment of a Shareholder Representative by either Highbridge or Athyrium or their respective Affiliates, pursuant to Section 4(a)(v), shall be made by written notice to the Company. The Company shall, subject to prior compliance with Section 4(b)(i), within fifteen (15) Business Days after the date of the notice from Highbridge or Athyrium, ensure that the person so nominated is proposed for appointment or reappointment (as the case may be) as a Director, at a meeting of the Board by way of resolution of the Board or by a written resolution of the

Directors and that such appointment is approved at the next meeting of the shareholders of the Company.

(iii)       For a period of two (2) years from the Effective Date, the chief executive officer of the Company shall have the right to nominate for appointment, subject to the prior unanimous approval of the Current Shareholders, which approval shall not be unreasonably withheld, the chairman of the Board (the “Chairman”). The Chairman shall not be affiliated with the Company. Following the second anniversary of the Effective Date, the Chairman shall be appointed by a majority vote of the Directors.

(c)       Quorum. Quorum for any meeting of the Board will require the attendance (telephonically or in person) of a majority of the full Board, including in each case any Shareholder Representative and the chief executive officer of the Company. Each of the Directors shall be provided with reasonable advance notice (not less than 72 hours) of any meeting of the Board and a reasonable number of options of reasonable times and dates for such meeting to be held.

(d)       Committees of the Board. The chief executive officer shall be entitled, where appropriate, to be appointed to serve on each duly constituted committee of the Board. Until the second anniversary of the Effective Date, the majority of each duly constituted committee shall be comprised of Directors appointed by Sections 4(a)(i)(D), 4(a)(i)(E) and 4(a)(i)(F) hereof.

(e)       Compensation. Each member of the Board designated pursuant to Section 4(a) above shall be entitled to reimbursement from the Company for his or her reasonable out of pocket expenses (including travel) incurred in attending any meeting of the Board or Subsidiary board of directors or any committee thereof, pursuant to Company policy.

(f)        Termination of Rights. Each Shareholder shall have the right upon written notice to the Company to terminate its rights and obligations pursuant to this Section 4.

Section 5.          D&O Insurance. Subject to the Companies Act and applicable law, the Company shall maintain directors’ and officers’ liability insurance and fiduciary liability insurance for all directors with insurers of recognized financial responsibility in such amounts as the Board determines to be prudent and customary for the Company’s business and operations. The Company and the Shareholders shall take all necessary action so that each of the directors shall be entitled to indemnification and advancement of expenses to the maximum extent available under applicable law.

Section 6.          Board Observers. The Current Shareholders shall have the right to designate a Board observer to attend meetings of the Board under the Senior Secured Credit Facility, dated on or around the date of this agreement, by and among Aegerion Pharmaceuticals, Inc., either of the Company or Amryt Pharmaceuticals DAC, Cantor Fitzgerald Securities, as Administrative Agent, and the Current Shareholders; provided, however, each Current Shareholder shall have the right upon written notice to the Company to terminate its rights pursuant to this Section 6; provided, further, such right shall terminate at such time as the Senior Secured Credit Facility is either refinanced or paid off in full. The Company shall have the right to grant such Board observer rights to one Shareholder holding at least 10% of the Ordinary

Shares outstanding; provided, however, that the Company reserves the right to exclude such Board observers from access to any material or meeting or portion thereof if (A) the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege or (B) the Board believes that such exclusion would be in the best interests of the Company. Each such Board observer shall be entitled to notice of all meetings of the Board and, except with respect to information which is, upon the advice of counsel, the subject of attorney-client privilege, to information provided to any Director. Each such Board observer may be required to execute a confidentiality agreement reasonably acceptable to the Company prior to attending such meetings or receiving any written materials to be discussed at such meetings. The rights afforded to Current Shareholders pursuant to this Section 6 shall not be transferable.

Section 7.          Representations and Warranties. Each party hereto represents and warrants, as of the date hereof, to the other parties hereto as follows:

(a)       Such party is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization.

(b)       Such party, as appropriate, has the full power, right and authority to enter into this Agreement, to perform, observe and comply with all of such party’s agreements and obligations hereunder, and to consummate the transactions contemplated hereby. If an entity, such party has taken all action required to be taken by it with respect to the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby.

(c)       This Agreement has been duly and validly executed by such party and, upon delivery thereof by such party, will constitute a legally valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors’ rights generally or by general principles of equity.

(d)       The execution, delivery and performance by such party of this Agreement does not and will not, and the consummation of the transactions contemplated hereby in compliance with the terms and provisions hereof will not, to the best knowledge of such party, with or without the giving of notice, the passage of time, or both, conflict with, result in a beach of, or constitute a violation or default of or give any third party the right to terminate, accelerate or modify any obligation under (i) any material agreement or other document or instrument to which such party is a party or by which such party is bound or affected, (ii) if an entity, the organizational documents of such party, or (iii) any law, statute, rule, regulation, ordinance, writ, order or judgment to which such party is bound or affected.

The representations and warranties contained in this Agreement shall survive the execution of this Agreement and continue in full force and effect indefinitely.

Section 8.           Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Shares, (i) the type and number of Shares shall be adjusted appropriately and (ii) this

Agreement and the obligations hereunder shall automatically attach to any additional Shares issued to or acquired by a Shareholder.

Section 9.           Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) three (3) days after posting in the United States mail having been sent registered or certified mail return receipt requested, (c) when delivered by FedEx or other internationally recognized overnight delivery service or (d) when delivered by facsimile or electronic mail communication, in each case, addressed to the other parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company:

Amryt Pharma Holdings plc

Dept 920a, 196 High Road, London, N22 8HH

Attention: Joe Wiley

Email: [***]

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention:	George P. Stamas, Esq.; William B. Sorabella, Esq.; Robert Klyman, Esq.;
and Matthew J. Williams, Esq.

Email:	[***];
[***]

if to Highbridge:

Highbridge Capital Management LLC
40 W 57th St # E

New York, NY 10019
Attention: Damon Meyer and Jonathan Segal
Email: [***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, IL 60611
Attention: Richard A. Levy
Email: [***]

if to Athyrium:

Athyrium Capital Management, LP

505 Fifth Avenue, Floor 18

New York, NY 10017
Attention: Hondo Sen and Samuel Helfaer
Email: [***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, IL 60611
Attention: Richard A. Levy
Email: [***]

Section 10.            Governing Law; Consent to Jurisdiction; Waiver of Trial By Jury.

(a)       This Agreement shall be governed, construed and enforced in accordance with the Laws of the State of New York, without regard to the conflict of law principles that would result in the application of the Law of any other jurisdiction.

(b)       Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any state or federal court of competent jurisdiction in New York County, State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereof, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court or, to the extent permitted by law, in such federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such state or federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such state or federal court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to service of process in the manner provided for notices in Section 9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c)       EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES; AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF

SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

Section 11.           Successors and Assigns. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective permitted successors and assigns. No party may assign any of its rights or obligations under this Agreement or any part hereof except as expressly set forth herein.

Section 12.           No Other Relationships.

(a)       Nothing contained herein or in any other agreement delivered pursuant hereto or thereto shall be construed to create any agency relationship among the Shareholders. No Shareholder shall owe any fiduciary duties to the Company or to any other Shareholder by virtue of this Agreement. To the extent that at law or in equity, a Shareholder has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Shareholder, a Shareholder acting under this Agreement shall not be liable to the Company or to any Shareholder for its good faith reliance on the provisions of this Agreement.

(b)       To the maximum extent permitted under applicable law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any and all business opportunities that are presented to any of the Shareholders or Directors (other than in their capacity as a Director and other than those Directors who are employees of the Company). Without limiting the foregoing renunciation, the Company acknowledges that certain of the Shareholders are in the business of making investments in, and have investments in, other businesses similar to and that may be competitors of the Company, and agrees that each such Shareholder shall have the right to make additional investments in or have relationships with such competitor independent of its investment in the Company.

(c)       No Director or Shareholder shall be obligated to present to the Company any particular investment opportunity that such Director or Shareholder gains access to, other than by reason of such Director’s status as a Director (and other than those directors who are employees of the Company), even if such opportunity is of a character that, if presented to the Company or one of its Subsidiaries, could be taken by the Company or such Subsidiary, and such Director or Shareholder shall continue to have the right to take for such Director’s or Shareholder’s own respective account or to recommend to others any such particular investment opportunity.

(d)       The provisions of this Section 12 shall in no way limit or eliminate any such Shareholder’s or their direct or indirect equityholders’ duties, responsibilities and obligations with respect to the protection of any proprietary information of the Company and any of its Subsidiaries, including any applicable duty not to disclose or use such proprietary information improperly or to obtain therefrom an improper personal benefit. No amendment or repeal of this Section 12 shall apply to or have any effect on the liability or alleged liability of any Director of the Company for or with respect to opportunities of which such Director becomes aware prior to such amendment or repeal.

Section 13.          Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 14.          Expenses. Except as otherwise provided herein, each party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

Section 15.          Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

Section 16.          Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 17.          No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the parties hereto may be corporations, partnerships, limited liability companies or trusts, each party to this Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member, manager or trustee of any Shareholder or of any partner, member, manager, trustee, Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Shareholder or any current or future member of any Shareholder or any current or future director, officer, employee, partner, member, manager or trustee of any Shareholder or of any Affiliate or assignee thereof, as such, for any obligation of any Shareholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 18.          Aggregation. All Shares held by any Affiliates of any Shareholder shall be aggregated together with the Shares held by such Shareholder for the purposes of determining availability of rights and application of obligations of such Shareholder under this Agreement.

Section 19.          Entire Agreement. This Agreement, together with the Restructuring Support Agreement and the other Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and shall supersede all prior agreements and understandings (whether written or oral) between the Company and the Shareholders, or any of them, with respect to the subject matter hereof. No representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between any of the parties hereto except as expressly set forth in this Agreement and other documents contemplated hereby.

Section 20.          Informed Decision; Advice of Counsel. Each party hereto hereby acknowledges and agrees that (a) this Agreement, including all Schedules and Exhibits hereto, have been or will be executed and delivered, as appropriate, following arm’s length negotiations between and among the parties; and (b) such party’s informed decision to execute, deliver and perform this Agreement, (i) was made on the basis of legal, tax, financial and other advice from professionals acting on behalf of such party or on the basis of such party having had the opportunity to engage legal, tax, financial and other advice from professionals, acting on behalf of such party, (ii) was voluntary, and (iii) was not based on any representations, warranties, covenants and/or agreements of any party or other Person not expressly provided for in this Agreement.

Section 21.          Amendment and Waiver. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and the Shareholders, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privileges hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

Section 22.          Rights of Third Parties. Except as otherwise expressly provided herein, this Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto.

Section 23.           Waiver of Certain Damages. To the extent permitted by applicable law, each party hereto agrees not to assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the transactions contemplated hereby.

Section 24.           Termination. This Agreement shall terminate and be of no further force and effect with respect to any Shareholder, on the first date when such Shareholder holds less than [***]% of the outstanding Ordinary Shares of the Company. Notwithstanding anything to the contrary, the obligations of the parties under Section 9, Section 10, Section 14, Section 15, Section 18, Section 24 and Section 25 shall survive termination and shall be enforceable hereunder.

Section 25.           Inconsistent Provisions. In the event that any provision of this Agreement is or becomes inconsistent with the Articles, the Shareholders shall take all actions necessary to amend the Company’s bylaws such that the Company’s bylaws are not inconsistent with and do not conflict with this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first above written.

THE COMPANY:

AMRYT PHARMA HOLDINGS PLC

By:	/s/ Joe Wiley
Name: Joe Wiley
Title: Director

SHAREHOLDERS:

HIGHBRlDGE MSF INTERNATIONAL LTD.

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

HIGHBRIDGE SCF SPECIAL SITUATIONS SPV, L.P.

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

ATHYRIUM OPPORTUNITIES II ACQUISITION 2 LP

By: Athyrium Opportunities Associates II LP, its general partner

By: Athyrium GP Holdings LLC, its general partner

By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

ATHYRIUM OPPORTUNITIES III ACQUISITION 2 LP

By: Athyrium Opportunities Associates III LP, its general partner

By: Athyrium Opportunities Associates III GP LLC, its general partner

By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory